Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Evolent Health, Inc. of our report dated March 6, 2015 relating to the financial statements of Evolent Health Holdings, Inc., which appears in the Prospectus dated June 5, 2015 filed by Evolent Health, Inc. pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1 (No. 333-203852).

/s/PricewaterhouseCoopers

McLean, Virginia
June 5, 2015